Exhibit 10.6k
DICK’S SPORTING GOODS, INC.
Non-Employee Director Compensation Deferral Plan
1.General.
(a)Purpose. The purpose of this Non-Employee Director Compensation Deferral Plan (the “Deferral Plan”) is to attract and retain the services of experienced Non-Employee Directors by providing them with opportunities to defer income taxes on their compensation, thereby furthering the best interests of Dick’s Sporting Goods, Inc. (the “Company”) and its stockholders.
(b)2012 Stock and Incentive Plan. The Deferral Plan does not authorize or contemplate any additional Shares beyond the Shares authorized under the Dick’s Sporting Goods, Inc. Amended and Restated 2012 Stock and Incentive Plan (the “2012 Plan”), and the Deferral Plan incorporates by reference herein the terms of the 2012 Plan.
(c)Eligibility. Except as otherwise determined by the Board, each Non-Employee Director is eligible to participate in the Deferral Plan.
(d)Definitions. Unless otherwise defined in the Deferral Plan, capitalized terms used in the Deferral Plan shall have the meanings assigned to them in the 2012 Plan.
(i)“Deferral Date” means, with respect to a Non-Employee Director’s Deferred RSU, the date on which the Shares covered by the corresponding RSU were scheduled to be issued to such Non-Employee Director had such Non-Employee Director not deferred such RSU.
(ii)“Deferred RSU” means an RSU for which the Non-Employee Director has elected to defer the settlement date in accordance with Section 3.

(iii)“RSU” means a Restricted Unit Award granted to a Non-Employee Director pursuant to Section 9(a) of the 2012 Plan.
2.Administration.
(a)Authority of the Board. The Deferral Plan shall be administered by the Board. Subject to the terms of the Deferral Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Deferral Plan, the Board shall have full power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to:
(i)determine any limits on Deferred RSUs, including whether to allow deferrals of RSUs at any time;
(ii)make and enforce such rules, regulations, and procedures, consistent with the terms of the Deferral Plan, as the Board deems necessary or proper for the efficient administration of the Deferral Plan;
(iii)interpret the terms and provisions of the Deferral Plan and to decide any and all questions arising under the Deferral Plan, including, without limitation, the right to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision;

(iv)determine the amounts to be distributed to any Non-Employee Director or beneficiary in accordance with the terms of the Deferral Plan and determine the individual or entity to whom such amounts will be distributed; and
(v)delegate to one or more of its members or to one or more officers of the Company and/or any Parent or Subsidiary of the Company or to one or more agents or advisors such administrative duties or powers as it may deem advisable.
(b)Finality of Board Determinations. Unless otherwise expressly provided in the Deferral Plan or the 2012 Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Deferral Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Non-Employee Directors, the Company, any Parent or Subsidiary of the Company and all other interested individuals or entities.
(c)No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Deferral Plan or any Award deferred hereunder.
(d)Right to Suspend Benefits and Correct Errors. To the extent consistent with Section 409A of the Code, the Board or its designee may delay any payment until satisfied as to the correctness of the payment or the individual or entity to receive the payment or to allow filing in any court of competent jurisdiction for a legal determination of the benefits to be paid and the individual or entity to receive them. The Board specifically reserves the right to correct errors of every sort, and each Non-Employee Director hereby agrees, on his or her own behalf and on behalf of any beneficiary, to any method of error correction specified by the Board or its designee. The Board is authorized to recover any payment made in error.
3.Deferral Elections.
(a)Election Forms.
(i)A Non-Employee Director may elect to defer receipt of an RSU pursuant to a form approved by the Board and filed with the Secretary of the Company (an “Election Form”). Each Election Form will remain in effect until superseded or revoked pursuant to Section 3(c) or (d).
(ii)An Election Form may provide for a Non-Employee Director to elect to receive distribution of such Non-Employee Director’s Deferred RSU at the following times or such other times as are determined by the Board and consistent with Section 409A of the Code (but in no event earlier than the applicable Deferral Date): (x) a specified date, (y) cessation of such Non-Employee Director’s service on the Board or (z) the earlier or the later of a specified date or cessation of such Non-Employee Director’s service on the Board.
(b)Initial Elections.
(i)An Election Form shall apply to any RSU that is granted to a Non-Employee Director for any period of service that commences following the year in which such Election Form is filed.

(ii)Notwithstanding Section 3(b)(i), a Non-Employee Director who first becomes eligible to participate in the Deferral Plan (including any other plan that is required to be treated as a single plan with the Deferral Plan under Section 409A of the Code) may file an Election Form during the first 30 days of such eligibility; provided that such Election Form shall apply only to an RSU that is granted to such Non-Employee Director for any period of service that commences after the date that such Election Form is filed.
(c)Subsequent Elections. A Non-Employee Director who has an Election Form on file with the Company may file with the Secretary of the Company a subsequent Election Form at any time permitted by Section 409A of the Code to adjust the terms of the Non-Employee Director’s Deferred RSU. Such Election Form shall apply to any RSU that is granted to such Non-Employee Director for any period of service that commences following the calendar year in which the subsequent Election Form is filed.
(d)Revoking Elections. A Non-Employee Director may revoke an Election Form at any time by providing written notice to the Secretary of the Company. Such revocation shall apply to any RSU that is granted to such Non-Employee Director for any period of service that commences following the calendar year in which the revocation is filed.
(e)Redeferrals. Not less than 12 months prior to the date on which a Deferred RSU is scheduled to be distributed to a Non-Employee Director, such Non-Employee Director may elect to redefer such Non-Employee Deferred RSU to a date that is not less than five years after the scheduled distribution date. Such redeferral election shall be made in an Election Form approved by the Board and filed with the Secretary of the Company.
(f)Vesting. Each Deferred RSU shall be fully vested and non-forfeitable at all times from the applicable Deferral Date.
4.Distributions.
(a)Regular Distribution Date. Subject to this Section 4, distribution with respect to a Non-Employee Director’s Deferred RSU shall be made to such Non-Employee Director at the time specified in the applicable Election Form.
(b)Change in Control, Death and Disability. All of a Non-Employee Director’s Deferred RSUs shall be distributed to such Non-Employee Director on a Change in Control or such Non-Employee Director’s death or permanent and total disability (as defined in Section 22(e)(3) of the Code).
(c)Unforeseeable Emergency. The Board, in its sole discretion, may accelerate the distribution of a Non-Employee Director’s Deferred RSUs (but in no event to a date prior to the applicable Deferral Date) if such Non-Employee Director experiences an unforeseeable emergency; provided that such distribution complies with Section 409A of the Code. To request such a distribution, a Non-Employee Director must file an application with the Board and furnish such supporting documentation as the Board may require. Such application shall specify the basis for the distribution and the amount to be distributed. If such request is approved by the Board, distribution shall be made in a lump sum payment as soon as administratively practicable, but not more than 30 days, following such approval.

(d)Specified Employees. If the Board considers a Non-Employee Director to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Non-Employee Director’s cessation of service on the Board, any distribution that otherwise would be made to such Non-Employee Director with respect to a Deferred RSU as a result of such cessation of service shall not be made until the date that is six months after such cessation of service, except to the extent that earlier distribution would not result in such Non-Employee Director’s incurring interest or additional tax under Section 409A of the Code.
5.Amount of Distribution.
(a)Each Deferred RSU shall be notionally invested in Shares from the applicable Deferral Date through the applicable distribution date. The initial number of such Shares shall be the number of Shares covered by the corresponding RSU. Deferred RSUs shall be allocated to a separate bookkeeping account (an “Account”) established and maintained by the Board to record the number of Shares in which such Deferral is notionally invested.
(b)With respect to the period beginning on the Deferral Date applicable to a Non-Employee Director’s Deferred RSUs and ending on the distribution date applicable to such Deferred RSUs, such Non-Employee Director shall receive a cash payment with respect to any cash dividend that would have been paid on a number of outstanding Shares equal to the number of notional Shares credited to the applicable Account as of the applicable dividend record date. Each such payment shall be made on the date on which the applicable dividend is paid to holders of Shares generally or such other date as is determined by the Board.
(c)In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Accounting Standards Codification Topic 718 (or any successor thereto), or otherwise affects the Shares, then the Board shall adjust the number and type of securities or other property (including cash) payable with respect to outstanding Deferred RSUs in a manner that is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Deferral Plan.
(d)On the distribution date applicable to a Non-Employee Director’s Deferred RSUs, the Non-Employee Director shall receive that number of Shares equal to the number of notional Shares credited to the applicable Account as of such distribution date; provided that cash shall be distributed in lieu of any fractional Shares and no Shares shall be distributed other than as authorized by the 2012 Plan.

6.General Provisions Applicable to Deferrals.
(a)Except as provided by the Board, no Deferred RSU and no right under any Deferred RSU, shall be assignable, alienable, saleable or transferable by a Non-Employee Director otherwise than by will or by the laws of descent and distribution; provided that, if so determined by the Board, a Non-Employee Director may, in the manner established by the Board, designate a beneficiary or beneficiaries to exercise the rights of the Non-Employee Director with respect to a Deferred RSU on the death of the Non-Employee Director. Each Deferred RSU, and each right under any Deferred RSU, shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or, if permissible under applicable law, by the Non-Employee Director’s guardian or legal representative. No Deferred RSU, and no right under any Deferred RSU, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Parent or Subsidiary of the Company.
(b)All Shares or other securities delivered under the Deferral Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Deferral Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange on which such Shares or other securities are then listed, and any applicable federal, state or local securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
7.Amendments and Termination.
(a)The Board, in its sole discretion, may amend, suspend or discontinue the Deferral Plan at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Non-Employee Director except to the extent necessary to comply with any provision of federal, state or other applicable law. The Board further has the right, without a Non-Employee Director’s consent, to amend or modify the terms of the Deferral Plan and such Non-Employee Director’s Deferred RSU to the extent that the Board deems it necessary to avoid adverse or unintended tax consequences to such Non-Employee Director under Section 409A of the Code.
(b)The Board, in its sole discretion, may terminate the Deferral Plan at any time, as long as such termination complies with then applicable tax and other requirements. Distributions of Deferred RSUs outstanding under the Deferral Plan as of the date on which the Deferral Plan is terminated will be made in a lump sum payment 12 months after such termination (except in instances of a termination in connection with a Change in Control under Section 409A of the Code), unless the right to receive a distribution in accordance with the terms of the Deferral Plan would occur before the end of such 12-month period, in which case distribution will be made in accordance with the terms of the Deferral Plan.
(c)Such other changes to Deferred RSU shall be permitted and honored under the Deferral Plan to the extent authorized by the Board and consistent with Section 409A of the Code.

8.Miscellaneous.
(a)No Rights to Participation. No Non-Employee Director or other individual or entity shall have any claim to be entitled to make a deferral under the Deferral Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors or beneficiaries under the Deferral Plan. The terms and conditions of deferrals under the Deferral Plan need not be the same with respect to each Non-Employee Director.
(b)Withholding. The Company or any Subsidiary shall be authorized to withhold from any Deferred RSU the amount (in cash, Shares or other securities) of taxes required or permitted to be withheld (up to the maximum statutory tax rate in the relevant jurisdiction) in respect of such Deferred RSU and to take such other action as may be necessary or appropriate in the opinion of the Company or Subsidiary to satisfy withholding taxes.
(c)No Limit on Other Compensation Arrangements. Nothing contained in the Deferral Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)No Right to Continued Service. The opportunity to make a deferral under the Deferral Plan shall not be construed as giving a Non-Employee Director the right to be retained in the service of the Board or the Company. A Non-Employee Director’s Deferred RSUs under the Deferral Plan is not intended to confer any rights on such Non-Employee Director except as set forth in the Deferral Plan. The Company expressly reserves the right at any time to replace or not to renominate a Non-Employee Director without any liability for any claim against the Company for any payment or distribution except to the extent provided for in the Deferral Plan.
(e)Rights as a Stockholder. A Non-Employee Director shall have no voting rights with respect to any notional Shares granted hereunder and shall have none of the rights of a stockholder with respect to Shares covered by any Deferred RSU until the Non-Employee Director becomes the record holder of such Shares.
(f)Governing Law. The validity, constrictions and effect of this Deferral Plan, Election Forms or other agreements entered into pursuant to this Deferral Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to this Deferral Plan, Election Forms or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the state of Delaware, without regard to its conflict of laws principles.
(g)Severability. If any provision of the Deferral Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any individual or entity, or would disqualify the Deferral Plan or any Deferred RSU under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Deferral Plan or such Deferred RSU, such provision shall be stricken as to such jurisdiction, person or Deferred RSU, and the remainder of the Deferral Plan and such Election Form shall remain in full force and effect.

(h)Unfunded Status of the Deferral Plan. Non-Employee Directors shall have no right, title, or interest whatsoever in or to any investments that the Company and/or any Parent or Subsidiary of the Company may make to aid it in meeting its obligations under this Deferral Plan. Nothing contained in this Deferral Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Non-Employee Director, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments under this Deferral Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or Parent or Subsidiary of the Company, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, its Parent or its Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Deferral Plan.
(i)Headings. Headings are given to the Sections and subsections of the Deferral Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Deferral Plan or any provision thereof.
(j)Section 409A of the Code. The Deferral Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Deferral Plan and any Election Form shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Deferral Plan shall be operated accordingly. If any provision of the Deferral Plan or any Election Form would otherwise frustrate or conflict with this intent, such provision will be interpreted and deemed amended so as to avoid such conflict.
9.Effective Date of the Deferral Plan. The Deferral Plan shall be effective as of the date on which the Deferral Plan is adopted by the Board.